UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported)     JULY 6, 1999


                          INTELECT COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                    0-11630                 76-0471342
(State or other jurisdiction        (Commission              (IRS Employer
      of incorporation)             File Number)           Identification No.)


    1100 EXECUTIVE DRIVE, RICHARDSON, TEXAS                    75081
   (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code         (972) 367-2100


         (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS.

      As previously disclosed, on April 26, 1999, Intelect Communications, Inc. (the "Company") announced that it was discontinuing indefinitely conversions of its outstanding shares of Series C Convertible Preferred Stock (the "Series C Preferred Stock"), Series D Convertible Preferred Stock (the "Series D Preferred Stock"), and Series E Convertible Preferred Stock (the "Series E Preferred Stock") (the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock are collectively referred to herein as the "Preferred Stock"), for the reasons set forth in the Form 8-K of the Company dated April 26, 1999. The Company has now settled all claims and disputes with the holders of the Preferred Stock. Pursuant to such settlement agreements, the Company will issue shares of common stock of the Company (the "Common Stock") upon conversion, exchange and surrender of all Preferred Stock outstanding as of April 26, 1999 such that all such Preferred Stock is converted, exchanged and surrendered at an effective blended price of approximately $1.08 per share of Common Stock.

      As previously disclosed, on June 27, 1999 the Company entered into a Settlement Agreement and Mutual Release (the "Citadel Settlement Agreement") with certain holders of Series C, D and E Preferred Stock managed by Citadel Investment Group, L.L.C. ("Citadel" and collectively with the funds managed by Citadel, the "Citadel Entities"). Pursuant to the Citadel Settlement Agreement, the Company is issuing 7,452,628 shares of Common Stock to the Citadel Entities. Immediately prior to closing of the Citadel Settlement Agreement, the Citadel Entities' holdings of Preferred Stock represented approximately 69% of all outstanding Preferred Stock.

      On July 6, 1999, the Company entered into a Settlement Agreement and Mutual Release (the "Promethean Settlement Agreement") with certain holders of Preferred Stock managed by Promethean Investment Group, L.L.C. ("Promethean" and collectively with the funds managed by Promethean and their affiliates, the "Promethean Entities"). On July 8, 1999, the Company entered into a Settlement Agreement and Mutual Release (the "Angelo Gordon Settlement Agreement") with certain holders of Preferred Stock managed by Angelo, Gordon & Co., L.P. ("Angelo Gordon" and collectively with the funds managed by Angelo Gordon and their affiliates, the "Angelo Gordon Entities") (the Promethean Settlement Agreement and the Angelo Gordon Settlement Agreement are collectively referred to herein as the "July Settlement Agreements").

      As a result of the July Settlement Agreements, all remaining holders of Preferred Stock will convert, pursuant to the applicable Certificate of Designations, such number of shares of Preferred Stock as will result in the issuance of an aggregate total of 5,916,049 shares of Common Stock to the Promethean Entities and the Angelo Gordon Entities. The remainder of the Preferred Shares held by the Promethean Entities and the Angelo Gordon Entities will then be surrendered to the Company and canceled. The July Settlement Agreements, along with the previously reported Citadel Settlement Agreement, result in the elimination of all Preferred Stock holdings outstanding immediately prior to closing of the Settlement Agreements.

      The July Settlement Agreements resolve, settle and release, with respect to the Company, the Promethean Entities and the Angelo Gordon Entities, all disputes and claims relating to the Preferred Stock or Common Stock which arise from any events that occurred prior to execution


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of the July Settlement Agreements, including all claims and disputes relating to the Company's April 26, 1999 announcement of an indefinite discontinuance of conversions. Pursuant to the July Settlement Agreements, the Company will dismiss with prejudice all of its claims in its lawsuit against the Promethean Entities and the Angelo Gordon Entities in the United States District Court for the Southern District of New York. Pursuant to the Promethean Settlement Agreement, Promethean will dismiss with prejudice all claims in their lawsuit against the Company in the Delaware Court of Chancery. Pursuant to the Angelo Gordon Settlement Agreement, Angelo Gordon will dismiss with prejudice all claims in their lawsuit against the Company in the Delaware Court of Chancery.

      The July Settlement Agreements also terminated all rights that the Promethean Entities and Angelo Gordon Entities may have under the Series C, D and E Certificates of Designations, Preferences and Rights and Series C, D and E Securities Purchase Agreements, except as specifically set forth in the terms of the Settlement Agreement.

      Also under the July Settlement Agreements, the Promethean Entities and the Angelo Gordon Entities each agreed to certain restrictions on their transfer and sale of Common Stock, including (i) a prohibition on directly or indirectly engaging in short sales, purchase of puts, sell calls, equity swaps or any other means or mechanism by which they would benefit from a decrease in the market price of the Common Stock; (ii) a prohibition on sale or transfer, in any single day, by the Promethean Entities of an aggregate number of shares of Common Stock in excess of 7% of the trading volume for the Common Stock (exclusive of purchases or sales of Common Stock by the Promethean Entities) on such day; and
(iii) a prohibition on sale or transfer, in any single day, by the Angelo Gordon Entities of an aggregate number of shares of Common Stock in excess of 7% of the trading volume for the Common Stock (exclusive of purchases or sales of Common Stock by the Angelo Gordon Entities) on such day.

      In the July Settlement Agreements, the Promethean Entities and the Angelo Gordon Entities granted to the Company an irrevocable proxy to vote the shares of Common Stock issued in connection with the July Settlement Agreements on all matters that may come before the stockholders of the Company, so long as such shares are owned by the Promethean Entities or the Angelo Gordon Entities, respectively. The Company also has the right to repurchase, within 120 days of the dates of the respective July Settlement Agreements, the shares issued at the greater of the current closing sale price for the Common Stock or $1.25 per share.

      In order to comply with federal securities laws and to track compliance with the terms of the July Settlement Agreements, the July Settlement Agreements provide that all shares issued to the Promethean Entities and the Angelo Gordon Entities in connection with the July Settlement Agreements shall be certificated and bear a restrictive legend, and may be transferred only upon submission by the respective shareholder of a certificate signed by two officers verifying compliance with their contractual representations under the July Settlement Agreements as of the date of such transfer.

      Pursuant to the Promethean Settlement Agreement, (i) the Company has issued 2,290,415 shares of the Company's Common Stock (the "Converted Shares") to the Promethean Entities pursuant to conversion notices submitted by the Promethean Entities between April 26, 1999 and July 6, 1999; (ii) beginning on September 2, 1999 the Promethean Entities will be entitled to submit conversion notices for a number of Preferred Shares to be converted into an aggregate of 906,210 shares of Common Stock; and (iii) immediately after receipt of such Common Stock, the Promethean Entities will submit all of their remaining Preferred Stock to the Company to be canceled.

      Pursuant to the Angelo Gordon Settlement Agreement, (i) the Company has issued 2,315,711 shares of the Company's Common Stock (the "Converted Shares") to the Angelo Gordon Entities pursuant to conversion notices submitted by the Angelo Gordon Entities between April 26, 1999 and July 8, 1999; (ii) beginning on September 3, 1999, the Angelo Gordon Entities will be entitled to submit conversion notices for a number of Preferred Shares to be converted into an aggregate of 403,713 shares of Common Stock; and (iii) immediately after receipt of such Common Stock, the Angelo Gordon Entities will submit all of their remaining Preferred Stock to the Company to be canceled.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Business to Be Acquired:               N/A

     (b) Pro Forma Financial Information of the Business to Be Acquired:    N/A

     (c) Exhibits:

     EXHIBIT            DESCRIPTION OF EXHIBIT
      10.1              Settlement Agreement and Mutual Release among the
                        Company and the Promethean Entities, dated July 6, 1999.
      10.2              Settlement Agreement and Mutual Release among the
                        Company and the Angelo Gordon Entities, dated July 8,
                        1999.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   INTELECT COMMUNICATIONS, INC.
                                           (Registrant)


Date: July 8, 1999                 By: /s/ HERMAN M. FRIETSCH
                                              (Signature)
                                           Herman M. Frietsch
                                           Chairman of the Board